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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the four separate Registration Statements on Form S-8, (Filings No. 33-29658, 33-36430, 33-59733 and 333-95827) of Cash America International, Inc., of our report dated January 27, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 27, 2000, relating to the financial statement schedule, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP



Fort Worth, Texas
April 14, 2000